                                                                    Exhibit 23.1





                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-58841; Form S-8 No. 333-02391; Form S-8 No. 333-00032; Form
S-8 No. 333-67055; Form S-8 No. 333-20229; Form S-8 No. 333-58843; Form S-8 No.
333-32140; Form S-8 No. 333-37894; Form S-8 No. 333-01528; Form S-8 No.
333-30871; Form S-8 No. 333-58845; Form S-3 No. 333-30232 and Form S-3 No.
333-52702) of Vertex Interactive, Inc. of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of Vertex Interactive, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2001.

                                             /s/Ernst & Young LLP


MetroPark, New Jersey
January 25, 2002